Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Declares Special Dividend

VALLEY COTTAGE, NY—August 19, 2010—CreditRiskMonitor (OTCBB: CRMZ) announced that its Board of Directors has declared a special dividend of $0.05 per outstanding share of its common stock. The dividend will be payable on September 30, 2010 to shareholders of record of the Corporation at the close of business on September 15, 2010.

Jerry Flum, CEO said, “I’m happy to announce that the Board of Directors has approved a special dividend. The Board feels that it is only right that our shareholders benefit from the Company’s success.”

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet and Equifax.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.